Exhibit 16


                             PURITZ & WEINTRAUB, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                        2237 N. Commerce Parkway, Suite 3
                              Weston, Florida 33326

February 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:   Military Resale Group, Inc.

Dear Sirs:

We have reviewed Item 4- Change in Registrant's Certifying Accountants, of the Form 8-K/A report dated November 19, 2001. We are in agreement with the statements presented therein so far as such statements pertain to Puritz & Weintraub, LLP.


Sincerely,

/s/ PURITZ & WEINTRAUB, LLP
---------------------------
Puritz & Weintraub, LLP






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